SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

Item 5. Other Events.

     In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, The Williams Companies, Inc. (“Williams”) Board of Directors approved guidelines which permit its officers and other insiders to enter into 10b5-1 trading plans or arrangements for systematic trading of Williams’ securities. Williams has been advised that Alan S. Armstrong, Senior Vice President, has entered into a trading plan that provides for sales of Williams’ common stock subject to certain sales price limits. Williams anticipates that, as permitted by Rule 10b5-1 and the foregoing guidelines, other officers and insiders may establish similar trading plans in the future.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: March 31, 2004	/s/ Brian K. Shore

	Name:	Brian K. Shore
	Title:	Secretary